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                                                                   EXHIBIT 10.12


                         STATEMENT OF POLICY REGARDING
                   KEY EXECUTIVE SEVERANCE PAY BONUS PROGRAM
                (AS AMENDED AND RESTATED AS OF AUGUST 25, 1997)


     1. PURPOSE. In order for the Company (as defined below) to attract and retain well qualified executives and to assure the Company, the stockholders of the Company, and the Company's Key Executives (as defined below) of a stable and dedicated management, the Board of Directors (the "Board") of the Company has adopted the policy, as stated herein (the "Policy"), of providing Bonuses (as defined below) and Severance Pay (as defined below) to selected Key Executives under the circumstances and conditions as hereinafter set forth.

     2. COMPANY AND SUCCESSORS BOUND. The term "Company" shall mean Oshman's Sporting Goods, Inc., a Delaware corporation ("Oshman's") and Oshman Sporting Goods, Inc.-Services, a Delaware corporation and wholly owned subsidiary of Oshman's, taken together, and any successor of either such corporation, including, but not limited to, any successor which acquires the beneficial ownership of the assets of, or continues the business of, Oshman's or Oshman's Sporting Goods, Inc.-Services after a Change of Control (as defined in paragraph
4).

     3. EFFECTIVE DATE. The effective date of the Policy shall be the date on which a Change of Control (as defined below) occurs.

     4. CHANGE OF CONTROL. The term "Change of Control" shall mean any event or transaction whereby, or time when, (A) a corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), whether directly or indirectly, of a number of shares of capital stock or securities of Oshman's which represent 50% or more of the combined voting power of Oshman's then outstanding capital stock or other indicia of ownership of such securities which are entitled to vote in elections of directors, or (B) there is a change in the ownership of 80% or more of the assets of Oshman's (determined on a book value basis), whether such change in ownership occurs by sale, liquidation, merger or otherwise. Notwithstanding the foregoing, the term "Change of Control" shall not include any event, transaction or time otherwise falling within clause (A) of the preceding sentence if the corporation, person or group
(i) was, on December 6, 1988 (the "Adoption Date"), the beneficial owner (including for purposes of such determination any shares held in trust for the benefit of such person) of 20% or more of Oshman's outstanding voting stock or
(ii) is an individual who was, on the Adoption Date, an executive officer of the Company or is a group primarily composed of individuals who were, on the Adoption Date, executive officers of the Company.

     5. KEY EXECUTIVE. The term "Key Executive" shall mean those employees of the Company designated by the Board as Key Executives entitled to the benefits of this Policy. Once an employee has been designated by the Board as a Key Executive, such employee shall continue to be considered a Key Executive for the purposes of this Policy until that date which

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is one year after the date on which the employee is notified in writing that the
Board has withdrawn the designation of such employee as a Key Executive.

     6. TERMINATION. For the purpose of paragraph 7 of this policy, the term "Termination" shall mean, during the period beginning on the date on which a Change of Control first occurs and ending on the date which is six months thereafter, termination of the employment relationship between the Key Executive and the Company (i) by the Company for any reason other than for Cause (as defined below), (ii) by the Key Executive for Good Reason (as defined below) or
(iii) by reason of death or Disability (as defined below) of the Key Executive.

     The term "Cause" shall mean termination of employment by the Company upon
(i) the willful and continued failure by the Key Executive to substantially perform his duties with the Company (other than any such failure resulting from any incapacity due to physical or mental illness, or Disability, as defined below), after a demand for substantial performance is delivered to the Key Executive by the Company which specifically identifies the reason or reasons for the Board's determination that the Key Executive has not substantially performed his duties, or (ii) the Key Executive's willful engaging in misconduct which is determined by the Board to be materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act by a Key Executive shall be considered "willful" unless done, or omitted to be done, by such Key Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Key Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Key Executive a copy of a written notice of termination from the Company after reasonable notice to such Key Executive and an opportunity for the Key Executive's counsel, together with the Key Executive's counsel, to be heard before the Board, finding that in the good faith opinion of the Board such Key Executive was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of his paragraph and specifying the particulars thereof in detail.

     The term "Disability" shall mean that the Key Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. A doctor's certificate to this effect is prerequisite to the Board's finding that the Key Executive has suffered a Disability.

     The term "Good Reason" shall mean termination of the Key Executive's employment with the Company based on: (i) subsequent to a Change of Control, and without the Key Executive's express written consent, the assignment to the Key Executive of any duties inconsistent with the Key Executive's positions, duties, responsibilities and status with the Company immediately prior to a Change of Control, or a change in the Key Executive's reporting responsibilities, titles or offices as in effect immediately prior to a Change of Control, except in connection with the termination of the Key Executive's employment for Cause or as a result of the Key Executive's death or by the Key Executive other than for Good Reason; (ii) subsequent to a Change of Control, a reduction by the Company in the Key Executive's base salary as in effect immediately prior to a Change of Control or as the same may be increased from time to time; (iii) subsequent to a Change of Control and without the Key Executive's

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express written consent, the Company's requiring the Key Executive to be based anywhere other than within the county in which such Key Executive is based on the Adoption Date, except for required travel on the Company's business to an extent substantially consistent with the Key Executive's business travel obligations immediately prior to the Change of Control; (iv) subsequent to a Change of Control, the failure by the Company to continue in effect any life insurance plan, health-and-accident plan or disability plan in which the Key Executive is participating at the time of a Change of Control (or plans providing the Key Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Key Executive's participation in or materially reduce the Key Executive's benefits under any of such plans, or the failure by the Company to provide the Key Executive with the number of paid vacation days to which the Key Executive would then be entitled in accordance with the Company's normal vacation policy in effect immediately prior to the date of the Change of Control; (v) subsequent to a Change of Control, any purported termination of the Key Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of the second preceding paragraph of this paragraph 6, and no such purported termination shall be effective.

     7. AMOUNT OF BONUS OR SEVERANCE PAY. In the event that (a) a Key Executive continues in the employ of the Company for more than six months after a Change of Control (in which case the compensation such Key Executive is to receive hereunder shall be referred to as a "Bonus") or (b) there is a Termination of a Key Executive's employment with the Company within six months after a Change of Control (in which case the compensation such Key Executive is to receive hereunder shall be referred to as "Severance Pay"), the Company shall pay to the Key Executive, within ten (10) days of the date of such Termination or the sixth month anniversary date of the Change of Control, as the case may be, an amount of compensation (either Bonus or Severance Pay) equal to the lesser of (i) 299% of the Key Executive's "base amount" (as such term is defined and used in Section 280G of the Internal Revenue Code of 1986 [the "Code"]), or
(ii) the maximum amount of additional compensation which may be paid to the Key Executive (after taking into account all other amounts payable to or for the Key Executive) without such additional compensation resulting in the denial of any Federal income tax deduction by the Company for such payments under Section 280G of the Code or the imposition of any excise tax under Section 4999 of the Code. For purposes of clause (ii) of the preceding sentence, the determination of whether Section 280G or Section 4999 of the Code applies to Bonus or Severance Pay otherwise payable to a Key Executive, and, if so, the maximum amount of Bonus or Severance Pay which may be paid in accordance with (ii) of the preceding sentence, shall be made by the Board, which may rely upon the advice of the Company's legal counsel, and such determination shall be conclusively binding upon the Company and the Key Executive. If the determination of the Board as provided in the immediately preceding sentence is not accepted by the Internal Revenue Service upon audit of either the Company or the Key Executive, the Company shall pay to the Key Executive an amount (the "Gross-Up Amount") equal to the excise tax imposed, if any, upon the Key Executive under Section 4999 of the Code in respect of any Bonus or Severance Pay paid hereunder. The Company shall not be liable to the Key Executive for reimbursement of any excise tax on the Gross-Up Amount, or for any other tax, penalty, interest, cost or damages. For purposes of this paragraph 7, the Gross-Up Amount shall not constitute Bonus or Severance Pay. The Company shall pay the Gross-Up Amount to the Key Executive within thirty (30) days of notice informing the Company of (x) the occurrence of a final determination of the Key

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Executive's liability for excise tax in respect of the Bonus or Severance Pay under Section 4999 of the Code and (y) the amount of such excise tax, exclusive of penalties and interest thereon. Notwithstanding the foregoing, the Company shall not be required to pay the Gross-Up Amount unless it has been afforded a reasonable opportunity to defend, by administrative or judicial proceedings, against the assertion of a deficiency for excise tax under Section 4999 of the Code. References herein to specific sections or provisions of the Code shall be deemed to refer to any successor provision of Federal tax law.

     In the event that the Key Executive should die after becoming entitled to Bonus or Severance Pay, but prior to receiving all of any such Bonus or Severance Pay due under this Policy, any unpaid amount of such Bonus or Severance Pay shall be paid to the Key Executive's spouse, if any such spouse is then living, or, if not, to the executor or administrator of such Key Executive's estate, or to such Key Executive's devisees or heirs at law, as applicable, if no administration is had on the Key Executive's estate.

     8. ADMINISTRATION OF POLICY. The Board shall have the power to take all actions reasonably required to carry out the terms and provisions of this Policy including, but not limited to, (i) the right to construe, construct and interpret the Policy, including as necessary, correcting any defect, supplying any omission or reconciling any inconsistency which may arise under the Policy,
(ii) decide all questions as to eligibility for benefits and the amount and timing of payment of benefits and to make factual determinations that may affect eligibility for and/or the amount or timing of benefits, (iii) to make written rules and regulations which are not inconsistent with this Policy, to the extent the Board determines in its sole discretion that such rules and regulations are necessary or appropriate, and (iv) to do such other acts as the Board, in its sole discretion, deems necessary, appropriate, desirable or convenient in order to (a) administer this Policy in accordance with its terms and provisions, or otherwise as may otherwise be required by applicable law or regulation and (b) to otherwise carry out the purposes and objectives of this Policy. All rules, regulations, decisions, and computations of the Board shall be uniformly and consistently applied to persons in similar circumstances. The judgment of the Board shall be final, binding and conclusive as to all affected persons.

     9. AMENDMENT OF POLICY. This Policy may be amended by approval of a majority of the members of the Board at any time after the Adoption Date if, and only to the extent that the Board determines necessary, the Board determines in the exercise of its sole discretion that (i) there have been amendments to provisions or the Code which are directly relevant to Bonus or Severance Pay hereunder, or judicial or administrative interpretations thereof, which would both materially and adversely affect the Federal tax consequences, either to the Company or a Key Executive, of any Bonus or Severance Pay to be paid or received hereunder, or (ii) there has been an adoption or amendment of any other law or regulation, or judicial or administrative interpretation thereof, which would prohibit or materially limit the payment of any Bonus or Severance Pay hereunder.

     10.  LIMITATION OF RIGHTS.  Nothing in this Policy shall be construed to
(i) give any employee of the Company any right to be awarded a benefit other than in accordance with this Policy or to voluntarily or involuntarily anticipate, alienate, assign or otherwise transfer any such benefit; (ii) limit in any way the right of the Company to terminate an employee's employment with the Company at any time; or (iii) evidence any agreement or understanding, express or

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implied, that the Company will employ an employee in any particular position or for any particular remuneration.

     11. PAYMENT FUNDED BY GENERAL CREDIT OF COMPANY. The Company shall not be required to set aside or earmark any specific amounts or otherwise create any type of fund to meet any obligations it may incur under the Policy. The rights of the Key Executive and any persons claiming under the Key Executive shall be solely those of an unsecured creditor of the Company.

     12. NOTICE. For purposes of the Policy, written notice to the Key Executive shall be deemed sufficient if delivered by hand to the Key Executive; or if sent by registered mail (return receipt requested) to the last address furnished to the Board by the Key Executive. Similarly, written notice to the Company shall be deemed sufficient if delivered in hand to the Company, or if sent by registered mail (return receipt requested) to the executive offices of the Company. Notice given in accordance herewith shall be effective as of the date of the postmark if mailed via registered mail and the return receipt is received by the sender, or upon actual receipt by the party receiving notice in the event that (i) such return receipt is received by the sender or (ii) notice is given by in hand delivery.

     13. WITHHOLDING. The Company shall withhold any tax required to be withheld from any payment under this Policy.

     14. GOVERNING LAW; BINDING EFFECT. This Policy shall be subject to and governed by the laws of the State of Texas and, to the extent applicable, the laws of the United States. This Policy shall be a binding, enforceable obligation of the Company.

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